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                                                                       Exhibit 2

                                 TRUST AGREEMENT
                      NOEL GROUP -- NOEL LIQUIDATING TRUST



         THIS TRUST AGREEMENT is entered into this 10th day of September, 1999 (this "Agreement"), by and among NOEL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and SAMUEL F. PRYOR III and HERBERT M. FRIEDMAN, as Trustees hereunder (the "Trustees").

         WHEREAS, on May 21, 1996, the Board of Directors of the Corporation approved a Plan of Complete Liquidation and Dissolution of Noel Group, Inc. (the "Plan of Liquidation") contemplating this Agreement;

         WHEREAS, on March 19, 1997, the shareholders of the Corporation approved the Plan of Liquidation contemplating this Agreement;

         WHEREAS, the Corporation has heretofore made liquidating distributions to its shareholders and the Board of Directors of the Corporation has concluded that a distribution pursuant to the Plan of Liquidation of the remaining assets owned by the Corporation (such assets being hereinafter referred to as the "Distribution Assets"), is desirable and appropriate at this time;

         WHEREAS, the Board of Directors has determined that, it would not be in the best interests of the Corporation and its shareholders for the Distribution Assets to be distributed directly to the Corporation's shareholders at this time;

         WHEREAS, the Board of Directors of the Corporation has approved the creation of a trust to facilitate the distribution of the Distribution Assets and the payment or other satisfaction of the Corporation's remaining liabilities by providing a temporary repository to which the Distribution Assets might be transferred and assigned for the respective use and benefit of the shareholders of record at the close of business on September 3, 1999 (the "Record Date"), of the Corporation's Common Stock (such record holders being referred to herein as the "Stockholder-Beneficiaries"), their successors and permitted assigns;

         WHEREAS, pursuant to the Plan of Liquidation, the Corporation is hereby appointing the Trustees as agents on behalf of the Stockholder-Beneficiaries, their successors and permitted assigns, and not as agents, officers or directors of the Corporation, to receive and hold for them in trust the Distribution Assets and to distribute such Distribution Assets (or proceeds from the sale thereof), net of the Corporation's liabilities assumed by the Trustees hereunder, to the Stockholder-Beneficiaries at such date or dates as, in the sole judgment and discretion of the Trustees, such distribution would be advantageous to the Stockholder-Beneficiaries, but in any event not later than the Final Distribution Date (as defined in Section 3 hereof), provided that the Trustees shall have no personal liability for making or failing to make such a distribution;



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         WHEREAS, the Trustees have agreed to act as trustees of the trust created by this Agreement for the benefit of the Stockholder-Beneficiaries and to assume, in their capacities as trustees and not in their individual capacities, the liabilities of the Corporation to the extend hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in order to declare the terms and provisions upon and subject to which the Trustees are to receive, hold, administer and dispose of the properties, property rights and agreements hereby granted and conveyed to them, the parties hereto agree as follows:

         1. ESTABLISHMENT OF THE TRUST.

                  (a) The Corporation hereby conveys, sets over, assigns and delivers the Distribution Assets to the Trustees and their successors, and the Trustees agree to accept and hold the same in trust for the benefit of the Stockholder-Beneficiaries, their successors and permitted assigns, and either (at the sole discretion of the Trustees) (i) to distribute the Distribution Assets to the Stockholder-Beneficiaries, or (ii) to sell the Distribution Assets in one or more public or private sales and distribute the proceeds of such sale or sales to the Stockholder-Beneficiaries, or (iii) a combination of (i) above and (ii) above; in each case net of the liabilities assumed by the Trustees (as hereinafter set forth) and any expenses incurred by the Trustees in connection with administration of the Trust, and in each case at such date or dates, but in any event not later than the Final Distribution Date, as, in the sole judgment and discretion of the Trustees, shall be advantageous to the Stockholder-Beneficiaries, provided that the Trustees shall have no personal liability for any such liabilities or expenses or for making or failing to make such a distribution or sale; all subject to the terms of this Agreement (the "Noel Liquidation Trust" or "Trust"). The Trustees further assume and agree to be responsible for, on behalf of the Trust in their capacities as Trustees, and not in their individual capacity, all liabilities and obligations of the Corporation existing on the date hereof or that may arise in the future; provided, however, that the Trustees and the Trust do not hereby assume, and shall not be responsible for, any liabilities or obligations that (i) by reason of the dissolution of the Corporation, the passage of time or otherwise, are not or at the time asserted would not be liabilities or obligations of the Corporation, it being the intent of the parties not to increase the Trust's or Trustees' liabilities and obligations to an extent greater than would apply to the Corporation had the Corporation been liquidated and dissolved without the establishment of this Trust; or (ii) are in excess of the value of the Distribution Assets (such assumed liabilities and obligations being hereinafter referred to as the "Trust Liabilities").

                  (b) It is the intention of the parties hereto that, for purposes of federal income taxes, any applicable state or local income or franchise taxes, and any other applicable taxes imposed upon, measured by, or based upon gross or net income (collectively, "Relevant Taxes"), the Trust shall be treated as a liquidating trust that is classified as a grantor trust, or failing that, in any event as other than an association or publicly traded partnership taxable as a corporation. The terms of this Agreement shall be interpreted to further this intention of the parties.



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         2. PURPOSE OF THE TRUST; POWERS OF THE TRUSTEES.

                  (a) The primary purpose of the Trust is to serve as a temporary repository for the Distribution Assets so that the Corporation may divest itself of all ownership thereof and interests therein and the Stockholder-Beneficiaries may acquire such ownership, and to liquidate and distribute the Distribution Assets and the proceeds thereof to the Stockholder-Beneficiaries, all in accordance with the terms of this Agreement.

                  (b) The Stockholder-Beneficiaries shall be the sole beneficiaries of the Trust and in no event shall any part of the Distribution Assets revert or be distributed to the Corporation. Any Unclaimed Assets, as defined in Section 3 hereof, shall be subject to disposition in accordance with applicable laws.

                  (c) The Trustees shall have no power or authority to enter into or carry on any business or trade in respect of the Distribution Assets or otherwise, and no part of the Distribution Assets or the proceeds, dividends, revenue or income therefrom (collectively with the Distribution Assets, the "Trust Assets") shall be reinvested, used or disposed of by the Trustees for any purpose other than (1) the payment of, and the creation and investment (in accordance with the provisions of this Section 2(c)) of such reserves as the Trustees may in their sole discretion deem reasonably necessary for the payment of, the Trust Liabilities and expenses incurred in connection with, and claims and contingencies arising out of, the administration of the Trust, including such reserves as may be reasonably necessary to preserve or protect the Trust Assets ("Reserves"); (2) the sale of the Distribution Assets in accordance with the provisions of this Agreement; and (3) the distribution of the Trust Assets to the Stockholder-Beneficiaries in accordance with the terms of this Agreement. Other than the Reserves, the Trustees shall not hold any monies forming a part of the Trust Assets for longer than 90 days, and any Reserves shall be held only in (1) checking accounts, savings accounts or certificates of deposit maturing in one year or less of domestic banks having in excess of $100,000,000 in capital and surplus; or (2) checking accounts, savings accounts or certificates of deposit maturing in one year or less issued by any savings institution insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; provided no instrument with a maturity date beyond the next scheduled distribution date shall be purchased and that any instruments purchased shall be held until maturity unless the Trustees determine that such instruments should be sold because monies are needed to pay expenses or monies need no longer be retained in the Reserve and may be distributed to the Stockholder-Beneficiaries.

                  (d) The powers, duties and authorities of the Trustees hereunder are limited to holding title to the Trust Assets, the payment or discharge of the Trust Liabilities and the expenses of the Trust, the collection of the proceeds, dividends, income and revenue from time to time accruing to or otherwise payable in respect of the Trust Assets, the preservation and protection of the same, the holding of any monies forming a part of the Reserve as provided for in Section 2(c) hereof, the sale of the Trust Assets through public or private sale, the distribution to the Stockholder-Beneficiaries of the proceeds, dividends, income and revenue from time to time received with respect to


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the Trust Assets, and the distribution of the Trust Assets to the
Stockholder-Beneficiaries at such date or dates but in any event not later than the Final Distribution Date, as in the sole judgment and discretion of the Trustees, such distribution would be advantageous to the Stockholder-Beneficiaries, provided that the Trustees shall have no personal liability for making or failing to make such a distribution. However, in the exercise of such power and authority and the discharge of such duties, the Trustees shall have, and are hereby granted, such incidental and additional powers and authority, not in conflict with any of the provisions hereof or with any provisions of applicable law, as they shall deem necessary, appropriate or desirable to effectuate the purposes of the Trust, including (without limitation) the following:

                  (1) The Trustees may employ clerks, attorneys, accountants and other experts and may obtain any special services required, and pay the reasonable compensation and expenses of all persons and for all such services, in addition to the compensation of the Trustees.

                  (2) The Trustees may employ a corporation or other entity, or one or more individuals, to provide general administrative services to the Trust, regardless of whether such corporation, individual or individuals are Stockholder-Beneficiaries of the Trust, or whether such individual or individuals are Trustees acting hereunder, or whether any Trustee acting hereunder is an officer, director, member, employee or shareholder of such corporation. The Trustees shall pay such corporation, individual or individuals the reasonable compensation and expenses for all such general administrative services, in addition to the compensation of the Trustees.

                  (3) In order to preserve and protect the Trust Assets, the Trustees may take such action as may be reasonably necessary or desirable to protect and preserve the Trust Assets against waste pending sale or other disposition or distribution to the Stockholder-Beneficiaries.

                  (4) The Trustees shall have the power to cast the votes entitled to be cast by the holder of any voting securities held by the Trust as a part of the Trust Assets but shall have no liability in respect of the manner in which such votes are cast or for the failure to cast any such votes.

                  (5) The Trustees shall have the power to sell the Distribution Assets (or from time to time a portion or portions thereof) at public auction or through other public or private sale for cash or other consideration; provided, however, that the Trustees may accept consideration other than cash only if acceptance of such consideration is, in the sole judgment of the Trustees, reasonably advisable to realize the value of the Distribution Assets for the Stockholder-Beneficiaries, such consideration may be immediately distributed to the Stockholder-Beneficiaries, and the Trustees have obtained either an opinion of counsel or a ruling of the Internal Revenue Service or other applicable agency that under the circumstances at the time obtaining, the acceptance of consideration other than cash will not cause the Trust to be treated as an association or publicly traded



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         partnership taxable as a corporation for purposes of Relevant Taxes.
         The Distribution Assets shall only be sold (in whole or in part) if the Trustees shall, in their sole discretion, determine that either (i) the value of some or all of the Distribution Assets has or may become impaired or (ii) such sale is reasonably advisable to realize the value of some or all of the Distribution Assets for the benefit of the Stockholder-Beneficiaries.

                  (6) The Trustees shall have the power to pay or otherwise discharge all Trust Liabilities and all expenses incurred in connection with the administration of the Trust, including, without limitation, insurance and other expenses incurred for the maintenance and protection of the Trust Assets, insurance of the Trustees' entitlement to indemnification and reimbursement as provided for in Section 9 hereof, taxes, expenses incurred in communicating with Stockholder-Beneficiaries, legal, accounting and similar expenses, the Trustees' compensation as Trustees and expenses (including reasonable attorneys' fees) incurred by the Trustees in connection with the performance of their obligations hereunder.

                  (7) In connection with the sale or other disposition or distribution of any securities held by the Trustees, the Trustees shall comply with all applicable Federal and state securities laws.

                  (8) The Trustees shall have full power and authority to execute and deliver any conveyances, assignments, contracts, stock or security transfer powers, or any other written instrument of any character appropriate to any of the powers or duties conferred upon the Trustees; as the designated attorneys-in-fact for the Stockholder-Beneficiaries, to hold any property in bearer form or in the name of the registered nominee, provided the Trust Assets and the Unclaimed Assets are at all times identified as Trust Assets or Unclaimed Assets on the books of the Trust or books of any custodian or agent; to keep any and all of the Trust Assets in any place or places in the United States of America; and to delegate the responsibility for the physical custody of Trust Assets to any bank or trust company.

                  (9) The Trustees are authorized to contract for and to borrow money from third parties, to pay interest thereon and to pledge the Distribution Assets as security for such borrowing, solely for the purpose of funding operating expenses and, in connection therewith, the Trustees are authorized to draw, make, accept, endorse, execute, issue and deliver promissory notes, drafts and other negotiable or transferable instruments and evidence of indebtedness and all renewals or extensions of same.

                  (10) The Trustees are authorized to submit to binding arbitration, or to compromise or settle any claims by or against the Trust, or in their name as Trustees, to bring, defend or intervene in actions affecting the Trust, or for the purpose of enforcing claims held by the Trust against others or defending claims asserted by others against the Trust, and no Stockholder-Beneficiary shall be a necessary party in any such proceeding; provided, however, that the Trustees shall



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         have no obligation to bring, defend or intervene in any such legal proceeding, or to continue prosecution or defense of any such proceeding if once commenced, if in the good faith determination of the Trustees the remaining Trust Assets are not sufficient to insure the payment of all expenses incurred by the Trustees in any such proceeding, including reasonable attorneys' fees, unless the Trustees shall have received funds and/or assurances from one or more persons or firms (whether or not Stockholder-Beneficiaries of the Trust) sufficient in amount, in the sole discretion of the Trustees, to insure payment of all costs and expenses, including attorneys' fees, which may be incurred and, in addition, sufficient to hold the Trustees harmless and indemnify them in respect of any liability which may be asserted or established in connection with any such proceeding.

                  (11) In the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, the Trustees are empowered to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as trustee of such property and require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Agreement, except as modified or limited by the Trustees, and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal.

                  (12) The exercise of any discretionary power vested in the Trustees shall be final and conclusive upon all Stockholder-Beneficiaries hereunder and upon all persons whomsoever.

                  (13) No bond shall be required of the Trustees appointed herein, and no successor trustee shall be required to furnish bond.

                  (14) Items of income, gain, deduction, expense and credit attributable to any portion of the Trust Assets are to be treated as owned by the Stockholder-Beneficiaries, and to the extent required by law such items shall be reported by the Trustees on a separate schedule attached to Internal Revenue Service Form 1041 pursuant to Treas. Reg.
         Section 1.671-4 or such other form as may be required. To the extent required by law the Trustees shall make available to each of the Stockholder-Beneficiaries, within a reasonable time after the close of the taxable year, a copy of such Schedule setting forth his share therein. The Trustee shall, to the extent required by law, prepare and file any additional appropriate



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         Federal income tax returns and other returns and reports on behalf of the Trust. All returns and reports filed by or on behalf of the Trust shall be consistent with the treatment of the Trust as a grantor trust for tax purposes.

                  (15) The Trustees in their discretion are authorized to retain all or any part of the Distribution Assets until the Final Distribution Date regardless of whether such assets are (or may become) underproductive, unproductive or a wasting asset, or whether such assets, if considered to be investments, might be considered to be speculative, extra hazardous or worthless.

         The Trustees' powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Agreement, i.e., the dissolution of the Trust preceded by its distribution of the Trust Assets to the Stockholder-Beneficiaries at such date or dates as, in the sole judgment and discretion of the Trustees, such distribution shall be advantageous to the Stockholder-Beneficiaries, but in any event not later than the Final Distribution Date, provided that the Trustees shall have no personal liability for making or failing to make such a distribution, or, in the event any portion of the Trust Assets is returned or remains unclaimed, the disposition of such Unclaimed Assets, as hereinafter defined, in accordance with applicable laws, and the termination and dissolution of the Trust.

         Notwithstanding the foregoing, the Trustees may exercise the powers set forth in this agreement only to the extent that exercise of such powers is advisable to maintain or preserve the value of the Trust Assets. The Trustees may in no event acquire any assets or property other than the Trust Assets, any cash proceeds or income derived from the Trust Assets and any other consideration permitted by Section 2(d)(5) hereof.

         3. DISPOSITION OF TRUST ASSETS; UNCLAIMED ASSETS.

         In no event later than three years from the date of the execution of this Agreement by the Corporation (the "Final Distribution Date"), the Trustees shall distribute the remaining Trust Assets, if any, subject to any remaining undischarged or unpaid liabilities of the Trust, to the Stockholder-Beneficiaries, their successors and permitted assigns, at their last known address on the Trustees' books, in proportion to their respective interest in the Trust. If any interest of any Stockholder-Beneficiary in the Trust Assets is unclaimed (collectively, the "Unclaimed Assets"), the Trustees shall have disposed of such Unclaimed Assets in accordance with applicable laws in no event later than the Final Distribution Date; provided, however, that the Trustees may continue to hold any Unclaimed Assets for and on behalf of the owners thereof (and not as Trust Assets) for a period not to exceed six months following the Final Distribution Date.

                  (a) Within 90 days after a collection of income, dividends, revenues or proceeds with respect to the Distribution Assets or any other Trust Assets, the Trustees shall distribute such income or proceeds proportionately among the Stockholder-Beneficiaries of the Trust (after establishing and retaining a reserve in an amount deemed reasonable by the Trustees for the payment of (1) claims and contingencies, and (2) the expenses of administering the Trust). The Trustees shall not receive or retain for longer



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than 90 days, cash in excess of such reserve. The Trustees shall withhold from distributions to a Stockholder-Beneficiary any taxes required to be withheld with respect to such Stockholder-Beneficiary under applicable law (and any amounts so withheld will be treated as if they were distributed to such Stockholder-Beneficiary), and shall remit any amounts so withheld to the appropriate taxing authority in accordance with applicable law.

                  (b) To the extent not previously distributed, the Trustees shall, as soon as practicable following the close of each fiscal year, distribute to the Stockholder-Beneficiaries of the Trust their allocable shares of the net income (if any), realized by the Trust during such fiscal year (after reducing such amount by any amount which must be retained in the reserve for the payment of (1) contingencies, and (2) the expenses of administering the Trust).

                  (c) In the event any part of the Trust Assets shall have been retained by the Trustees pursuant to the provisions of this Agreement and it shall subsequently be determined by the Trustees that all or such part of the Trust Assets so retained shall not be required to be so retained, any excess shall be distributed proportionately among the Stockholder-Beneficiaries within 45 days of such determination.

                  (d) All such distributions may at the discretion of the Trustees be delivered in person or sent by first class mail, postage prepaid, or by certified or registered mail, return receipt requested, to such Stockholder-Beneficiary's last known address as shown on the books of the Trustees.

                  (e) The Trustees shall be fully discharged from their obligations hereunder in respect of any Trust Asset distributed as income or principal to any Stockholder-Beneficiary and, upon final distribution after termination of the Trust, shall be completely discharged from any and all further responsibility under this Agreement with respect to the Trust Assets.

         4. PAYMENT OF TRUST EXPENSES AND CLAIMS AGAINST THE TRUST.

                  (a) The Trustees shall pay or otherwise discharge all Trust Liabilities and all expenses as may be incurred by the Trustees in connection with the administration of the Trust out of the funds provided in Section 2(d)(6) hereof, and out of the Trust Assets, including, without limitation, insurance and other expenses incurred for the maintenance and protection of the Trust Assets, insurance of the Trustees' entitlement to indemnification and reimbursement as provided for in Section 9 hereof, taxes, expenses incurred in communicating with Stockholders-Beneficiaries, legal, accounting and similar expenses, (including reasonable attorneys' fees) incurred by the Trustees in connection with the performance of their obligations hereunder. The Trustees may pay any such expense without further authorization or direction and no Stockholder-Beneficiary shall have any claim against the Trustees for any funds so expended.



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                  (b) In the event any Stockholder-Beneficiary or any other
party shall agree in writing to indemnify the Trustees and the Trust against any loss or liability arising out of any specified liabilities, including contingent liabilities, then, in such event, the Trustees may, but shall not be obligated to, make distributions to the Stockholder-Beneficiaries without reserving assets for the payment of the liability to which such indemnity relates. The Trustees making such distribution shall have no liability to the creditors or to the Stockholder-Beneficiaries for their failure to reserve assets for the payment of such claim if the Trustees shall have acted in good faith in reliance on such indemnity. To the extent any party making such indemnity pays such claim, he shall be entitled to be reimbursed, subject to the terms of his indemnity agreement, out of the assets of the Trust otherwise available for distribution to the Stockholder-Beneficiaries.

                  (c) If any person, firm, or governmental or regulatory entity or body, including, without limitation, any of the Stockholder-Beneficiaries, shall assert a claim against the Corporation or the Trust, which claim the Trustees reasonably believe is enforceable against the Trust, the Trustees shall pay the same out of the Trust Assets either if they determine such payment to be proper or upon a final determination by a court or other tribunal having jurisdiction directing or authorizing payment. The Trustees shall have the right to apply to any state or Federal court having jurisdiction for a declaratory judgment, judgment in interpleader, or other appropriate relief, and, upon the filing of any such suit and the deposit into the registry of the court of the remaining Trust Assets, the Trustees shall be discharged from any further responsibility under this Agreement in respect of the Trust Assets. In no event shall the Trustees have any responsibility for any liability of, or claim against, the Trust, even though determined to be valid and properly asserted against the Trust, in an aggregate amount exceeding the least of (1) the value of the remaining Trust Assets held by the Trustees at the time of the assertion of such claim(s); (2) the amount of such claim(s); or (3) the amount deposited in the registry of a court pursuant to this paragraph.

         5. IDENTIFICATION OF BENEFICIARIES. The Trustees may rely conclusively on the accuracy and completeness of the list of Stockholder-Beneficiaries of the Corporation as of the Record Date supplied to them by the Corporation, and the Trustees shall maintain a similar list of the names and addresses of the Stockholder-Beneficiaries until final distribution of the Trust. A copy of such list and of this Agreement, and any amendments thereto, shall be made available by the Trustees at their principal office during business hours, upon request, for inspection (and copying at the expense of the person making the inspection) by any Stockholder-Beneficiary.

         6. BOOKS AND RECORDS. The Trustees shall maintain in respect of the Trust and the Stockholder-Beneficiaries, books and records relating to the assets and income of the Trust and the payment of expenses of, and claims against, the Trust in such detail and for such period of time as may be necessary to enable them to make full and proper accounting in respect thereof and to comply with applicable provisions of law, including in particular, but without limitation, state and Federal tax laws. Nothing in this Agreement is intended to require the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust, or as a condition for making any


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



payment or distribution out of the Trust Assets or the Unclaimed Assets, and the Trustees shall not be required to do so unless otherwise required by law.

         7. TRANSFER OF BENEFICIAL INTERESTS.

                  (a) The interests of the Stockholder-Beneficiaries in the Trust (the "Trust Interests") are transferable only by will or intestate succession or, in the case of a corporation, partnership or other entity, to a successor entity, and in any such case such Trust Interest in the hands of such transferee will remain subject to the same restrictions on transfer as it was when held by the transferor. In addition to the foregoing, any Stockholder-Beneficiary may surrender his Trust Interest for no consideration by instrument in writing delivered to the Trustees, in which event such Stockholder-Beneficiary shall cease to be a Stockholder-Beneficiary as of the date such instrument is so delivered and shall have no further interest in or claim upon the Trust or its assets.

                  (b) The Trustees shall not be required to record any transfer in favor of any transferee which, in the sole discretion of the Trustees, is or might be construed to be ambiguous or to create uncertainty as to the owner of the beneficial interest or does not comply with the restrictions set forth in clause (a) of this Section 7. Until a transfer of any such beneficial interest is in fact recorded on the books and records maintained by the Trustees for the purpose of identifying Stockholder-Beneficiaries of the Trust, the Trustees, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make distribution of income and principal of the Trust, and send communications to Stockholder-Beneficiaries of the Trust, as though it had no notice of any such transfer, and in doing so the Trustees shall be fully protected and incur no liability to any purported transferee or any other person.

                  (c) If any conflicting claims or demands are made or asserted as to any interest of any Stockholder-Beneficiary, or there should be any disagreement among the transferees, assignees, heirs, representatives, or legatees succeeding to all or part of the interest of any Stockholder-Beneficiary resulting in adverse claims or demands in connection with such interest, then, in any of such events, the Trustees shall be entitled in their sole discretion, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution to the interest involved, or any part thereof, and in so doing the Trustees shall not be or become liable to any such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which they may so withhold. The Trustees shall be entitled to refrain and refuse to act until (1) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, or (2) all differences have been adjusted by valid written agreement among all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement. The Trustees may, in their discretion, require that there be furnished a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate to fully indemnify the Trustees as to conflicting claims or demands.



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



         8. EXCULPATORY PROVISIONS.

                  (a) The Trustees shall have only such affirmative obligations as are provided for in this Agreement or as may be required by law, including, without limitation, Federal, state and local income tax laws.

                  (b) Except for gross negligence, fraud or willful misconduct, the Trustees shall not be subject to any claim, suit or liability of any kind in connection with the administration of the Trust, including a claim arising from any loss occurring by reason of the depreciation in value, the distribution or the failure to make a distribution of any property constituting part of the Trust Assets, regardless of whether such claim or suit has been brought by or such liability is to the Stockholder-Beneficiaries, persons having claims against the Trust, or any other person.

                  (c) In the absence of bad faith, the Trustees may conclusively rely on the existence of any fact or the correctness of any opinion which has been reduced to writing and certified or signed by, or on behalf of, a person reasonably believed by the Trustees to have knowledge of the fact or to be competent to express the opinion.

                  (d) No officer, director, agent or other representative of the Trustees shall be subject to, or incur, any personal liability in respect of the Trust, except only for his or her gross negligence or fraudulent or willful misconduct.

                  (e) The Trustees may consult with legal counsel, and the opinion and advice of such counsel shall constitute full and complete authorization and protection to the Trustees in respect of any action taken or not taken in good faith and in reliance thereon.

                  (f) The Trustees shall have the right to rely upon and shall be fully protected in acting upon the advice or opinion of any attorney, auditor or other expert at any time employed by them in connection with any matter concerning the Trust or the Trust Assets, and they shall also have the right to rely upon and shall be fully protected in acting upon any notice, credential, certificate, assignment or other document or instrument believed by the Trustees to be genuine and to be signed by the proper party or parties.

         9. COMPENSATION OF THE TRUSTEES AND PAYMENT OF THE TRUSTEES' EXPENSES.

                  (a) Each Trustee shall be entitled to receive out of the Trust Assets a fee in the amount of $30,000 per annum (or any part thereof), in advance, to compensate the Trustees for services rendered by them regarding the Trust. Each Trustee shall also be entitled to reimbursement out of the Trust Assets for any reasonable expense incurred by such Trustee in connection with the administration of the Trust.

                  (b) The Trustees shall be indemnified by, and shall be entitled to receive reimbursement, including without limitation counsel fees or out-of-pocket costs incurred in litigation, from the Trust against and from any and all liability claims, damage



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or loss incurred in connection with their duties as Trustees, and in the omission or commission of any act done or performed as Trustees of the Trust, whether such claim is made by or on behalf of the Trust, and Shareholders-Beneficiaries or any other person, save and except such liabilities, claims, damages or losses as may be attributable to the fraud, gross negligence or willful misconduct or the Trustees or of any of their officers, directors, or employees. To the extent the Trust does not have cash immediately available to indemnify the Trustees as provided above, the Corporation shall promptly indemnify the Trustees on the same basis to the full extent permitted by law. Such costs and expenses shall be reimbursed as incurred and within 30 days after request therefor.

                  (c) The Trustees shall have a lien upon the Trust to secure them for such indemnification and reimbursement as well as any other sums due the Trustees pursuant to the terms of this Agreement.

                  (d) The Trustees shall be entitled to cause the Trust to obtain an insurance policy insuring the Trustees' entitlement, pursuant to this
Section 9, to indemnification and reimbursement for certain reasonable costs and expenses incurred by the Trustees in connection with their duties as Trustees, in the event the Trust Assets are insufficient to so reimburse the Trustees.

         10. ACTION BY TRUSTEES; REMOVAL, SUCCESSORS.

                  (a) The number of Trustees shall be two. Any action required or permitted to be authorized or taken by the Trustees hereunder may be authorized or taken by any Trustee then serving unless otherwise specified in this Agreement.

                  (b) Any Trustee at any time acting hereunder may resign as Trustee to the extent permitted by law, without leave of court. Any such resignation shall be effective upon delivery of a written instrument of resignation, duly signed by such Trustee, to the remaining Trustee and, if required by law, with the approval of the court having jurisdiction over the Trust.

                  (c) Any Trustee at any time acting hereunder may be removed from office at any time for cause by the unanimous vote or approval of the remaining Trustee then serving or, with or without cause, by a vote of a majority in interest of the Stockholder-Beneficiaries. The Trustees shall hold a special meeting of the Stockholder-Beneficiaries for the purpose of considering such removal upon the written request of fifteen percent in interest of the Stockholder-Beneficiaries.

                  (d) In the event of the death, incapacity, resignation or removal of either of the Trustees, a successor Trustee shall be appointed by the remaining Trustee. The remaining Trustee shall give notice of each resignation, removal or vacancy of any Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to each Stockholder-Beneficiary as their names and addresses appear on the books and records of the Trust. The appointment of such successor Trustee shall become effective upon the expiration of twenty-one days after the mailing of such notice; provided, however, that fifteen percent in interest of the




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Stockholder-Beneficiaries may, by written notice received by the remaining
Trustee within such twenty-one day period, require the Trustee to hold a special meeting of the Stockholder-Beneficiaries for the purpose of electing a successor Trustee. In default of such appointment, a successor Trustee or Trustees may be appointed by a majority of those persons who constitute, or most recently constituted, the Board of Directors, or the Executive Committee of the Board of Directors, of the Corporation other than Messrs. Samuel F. Pryor III and Herbert
M. Friedman.

         11. TERM OF THE TRUST.

                  (a) Except as hereinafter provided, the Trust is irrevocable and shall continue and remain effective until (1) the Trust Assets have been fully distributed or expended in accordance with the terms and provisions of this Agreement and the Unclaimed Assets of the Trust have been disposed of in accordance with applicable law; (2) a majority in interest of the Stockholder-Beneficiaries, or the Trustees, approve by vote the distribution of the Trust Assets and disposal of the Unclaimed Assets in accordance with applicable law; or (3) the Final Distribution Date; whichever shall first occur, at which time the Trust shall terminate; provided, however, that in the case of clauses (2) and (3) above, the Trust shall not terminate pursuant to this
Section 11(a) so long as any payment obligation, contingent or otherwise, of the Trust shall remain either unpaid or unprovided for but in no event longer than six years from the date hereof. The Trustees will use their reasonable efforts not to unduly prolong the term of the Trust.

                  (b) Upon termination of the Trust, the Trustees may retain the books, records, Stockholder-Beneficiary lists and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, they may destroy all of such records and documents at any time after three years from the date of termination of the Trust.

                  (c) For the purpose of dissolving, liquidating and winding up the affairs of the Trust at its termination, the Trustees shall continue to act as Trustees until their duties have been fully performed. After so doing, the Trustees shall have no further duties nor be subject to any further liability.

         12. MISCELLANEOUS.

                  (a) No person dealing with the Trustees shall be responsible for, or be required to see to, the application of any money or other thing of value paid to or delivered to the Trustees and the receipt of the Trustees shall be a full discharge to the extent of the property so delivered.

                  (b) A Stockholder-Beneficiary's interests in the Trust and/or the Trust Assets shall be evidenced by the books and records of the Trust and not by any formal certificate or other instrument.

                  (c) The recitals of fact contained herein shall be taken as statements of the Corporation, and the Trustees assume no responsibility for the correctness of the same.



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



                  (d) This Agreement may be executed in a number of counterparts, each of which when so executed shall be deemed to be an original for all purposes, but all of such executed counterparts together shall constitute but one and the same instrument.

                  (e) The Trustees shall not be responsible for the execution and acknowledgment hereof or the validity hereof, the validity to the Trust Assets or any part thereof, or the authority of the Corporation to make and execute this Agreement.

                  (f) The Trust created hereunder shall be irrevocable except in accordance with the express terms hereof, and, except as provided for herein, no person shall have the right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke or terminate the Trust, or any of the terms of this Agreement, in whole or in part, or to designate the persons who shall possess or enjoy the Trust Assets or the income therefrom.

         13. AMENDMENT. The Trustees shall have the power to amend the Agreement as may be necessary or appropriate to (i) correct any defect or error in the Agreement to properly effect its intent or (ii) conform to any requirements which are or may be imposed by applicable tax laws for treatment of the trust as a grantor trust, or failing that, as other than an association or publicly traded partnership taxable as a corporation for purposes of Relevant Taxes. The Trustees shall have the power to further amend this Agreement with the consent of a majority in interest of the Stockholder-Beneficiaries present at a meeting called for this purpose. Notwithstanding the foregoing, no amendment shall, without the consent of a majority in interest of the Stockholder-Beneficiaries, materially adversely affect the rights of the Stockholder-Beneficiaries, and no amendment shall be made whatsoever which adversely affects the status of the Trust as a grantor trust, or failing that, as other than an association or publicly traded partnership taxable as a corporation for purposes of Relevant Taxes.

         14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state. Any legal action relating to or arising out of the Trust or this Agreement shall be brought only in the state courts of or the federal courts sitting in the City and State of New York. This Agreement shall bind and inure to the benefit of the Trustees, the Stockholder-Beneficiaries, and the respective successors and permitted assigns of the foregoing. If for any reason any part of this Agreement shall be invalid, illegal or inoperative, it is intended, never-the-less, that the remaining part shall be fully effective and operative. The Trustees may seek and obtain court instructions from time to time and as often as the Trustees may deem necessary for the purpose of construing or carrying out the terms, provisions and intentions expressed in this Agreement.



                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be executed on their respective behalf and their seals hereunto affixed the day and year first above written.



ATTEST:                                       NOEL GROUP, INC.

                                              By: /s/ Todd K. West
---------------------------                      ------------------------------
                                                   Todd K. West
                                                   Vice President-Finance

ATTEST:

                                              /s/ Samuel F. Pryor III
---------------------------                   ---------------------------------
                                               Samuel F. Pryor III, Trustee

ATTEST:

                                              /s/ Herbert M. Friedman
---------------------------                   ---------------------------------
                                               Herbert M. Friedman, Trustee



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